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                                                                   EXHIBIT 10.33

                     AMENDMENT NO. 1 TO SETTLEMENT AGREEMENT

     This AMENDMENT No. 1, dated as of June 30, 2005 ("Amendment No. 1"), to the Settlement Agreement and General and Mutual Release (the "Agreement") dated as of October 31, 2004, by and between Nord Resources Corporation, a Delaware corporation (the "Company") and Schuler Messersmith Daly & Landsdowne, a New Mexico partnership ("SMDL").

     WHEREAS, the Company and SMDL have entered into the Agreement;

     WHEREAS, SMDL has provided to the Company a notice of default and a demand for payment, dated June 20, 2005, as a result of the Company's non-payment to SMDL of an installment payment due to SMDL by the Company on June 10, 2005, in partial satisfaction of the Debt (as such term is defined in the Agreement) and as required by the Agreement (the "Default Notice");

     WHEREAS, on our about July 10, 2005, the Company has made payment to SMDL in the amount of Ten Thousand Dollars ($10,000), of which Two Thousand Five Hundred Dollars ($2,500) was credited by SMDL towards the Company's obligations to pay SMDL the installment payment for the month of July 2005 (as required by the Agreement), and the remaining Seven Thousand Five Hundred Dollars ($7,500) was credited towards the principal remaining balance of the Debt; and

     WHEREAS, in consideration for the Ten Thousand Dollar ($10,000) payment made by the Company to SMDL, as set forth in the immediately preceding recital and for the agreement of the parties as set forth in this Amendment No. 1, SMDL has agreed to revoke the Default Notice.

     NOW, THEREFORE, in consideration of the terms, conditions and covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SMDL and the Company (collectively, the "Parties"), intending to be legally bound, hereby agree as follows:

     1. The third and fourth full paragraphs of the Recitals of the Agreement are hereby deleted in their entirety and the following paragraphs are substituted in replacement thereof:

     "WHEREAS, the Company is presently engaged in efforts to raise funds in the aggregate amount of at least Four Million Dollars (the "Funding"); and

     "WHEREAS, the Company has requested, and SMDL has agreed, to accept in full settlement of the Debt, monthly payments in the amount of Two Thousand Five Hundred Dollars ($2,500) beginning November 1, 2004, payable on or before the tenth day of each month, and accruing simple interest on the unpaid principle at the rate of 6% per annum from November 1, 2004, with the balance to be paid as soon as possible, but in no event more than five (5) calendar days, following the closing by the Company of the Funding, or, if earlier, November 1, 2005."

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     2. Sub-subsection (a) of Subsection 2.1 of Section 2 of the Agreement is
     deleted in its entirety and the following paragraph is substituted in replacement thereof:

          "(a) Payment. The Company shall pay the Debt to SMDL in equal monthly installments of Two Thousand Five Hundred Dollars ($2,500), payable by the tenth day of each month, beginning November 1, 2004 and continuing thereafter. Interest on the unpaid principal amount shall accrue from and after November 1, 2004 at the rate of six percent (6%) per annum. The balance of the unpaid principle and all accrued but unpaid interest shall be due and payable upon the earlier to occur of (i) as soon as possible following the closing of the Funding, but in no event more than five (5) calendar days after the closing of the Funding; and
          (ii) November 1, 2005."

     3. The Default Notice is revoked in its entirety.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be signed on the date and year written below.

                                        SCHULER, MESSERSMITH, DALY & LANDSDOWNE

Dated: July ____, 2005


                                        By:
                                            ------------------------------------
                                        Name: Joseph K. Daly, Partner


                                        NORD RESOURCES CORPORATION

Dated: July 14, 2005


                                        By: /s/ Erland Anderson
                                            ------------------------------------
                                        Name: Erland Anderson
                                        Title: President